UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 3, 2009
Princeton National Bancorp, Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-20050	36-3210283

(Commission File Number)	(IRS Employer Identification No.)

606 South Main Street Princeton, Illinois	61356

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (815) 875-4444
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 3, 2009, Princeton National Bancorp, Inc. (the “Company”) announced the appointment of Thomas D. Ogaard as Executive Vice President & Banking Group Manager. Mr. Ogaard began his banking career in 1978 and most recently was employed by State Bank of Park Rapids in Park Rapids, Minnesota as Executive Vice President & Chief Loan Officer.
     There are no arrangements or understandings between Mr. Ogaard and any other person pursuant to which he was selected as an officer of the Company. Mr. Ogaard is not related to any executive officer or director of the Company.
     There have been no transactions since January 1, 2009, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Ogaard had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Section 404(a) of Regulation S-K.

Item 8.01	Other Events.
     The Company also announced the promotion of Todd D. Fanning to Executive Vice President and Chief Financial Officer from Senior Vice President and Chief Financial Officer.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits:
Exhibit 99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCETON NATIONAL BANCORP, INC. (Registrant)
By:	/s/ Tony J. Sorcic
Tony J. Sorcic, President and
Chief Executive Officer

     Dated: September 3, 2009

EXHIBIT INDEX

Number	Description

Exhibit 99.1	Press Release

4